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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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                Date of Report (Date of earliest event reported):
                                  MAY 12, 2004


                         BIOSANTE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                     1-31812                 58-2301143
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                   Identification Number)


          111 BARCLAY BOULEVARD
         LINCOLNSHIRE, ILLINOIS                               60069
(Address of Principal Executive Offices)                    (Zip Code)


                                 (847) 478-0500
              (Registrant's Telephone Number, Including Area Code)



                                       N/A
          (Former Name or Former Address, If Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

On May 12, 2004, BioSante Pharmaceuticals, Inc. issued a press release announcing that it has entered into definitive agreements with certain institutional and other accredited investors with respect to the private placement of 2,949,000 shares of its common stock and warrants to purchase 442,350 shares of its common stock at a purchase price of $6.00 per unit. The private placement is expected to result in net proceeds to BioSante of approximately $16.5 million, after deduction of transaction expenses. BioSante will also issue warrants to purchase 92,646 shares of common stock to its placement agent in this private placement and its placement agent in its prior August 2003 private placement. BioSante has agreed to register the resale of the shares sold in the private placement, including the shares issuable upon exercise of the warrants, on a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The private placement is expected to be consummated within the next few days following satisfaction of certain customary closing conditions contained in the definitive transaction agreements, including approval of an additional listing application with the American Stock Exchange.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the form of subscription agreement entered into in connection with the private placement, which is attached hereto as Exhibit 10.1, a form of the warrant expected to be issued by BioSante to investors at the closing, which is attached hereto as
Exhibit 10.2, and a copy of the press release announcing the private placement, and are hereby incorporated into this report by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          10.1 Form of Subscription Agreement dated as of May 11, 2004 by and between BioSante Pharmaceuticals, Inc. and each of the subscribers party to the Subscription Agreement (filed herewith electronically).

          10.2  Form of Warrant expected to be issued by BioSante
                Pharmaceuticals, Inc. to each of the subscribers party to the Subscription Agreements and the placement agents (filed herewith electronically).

          99.1 BioSante Pharmaceuticals, Inc. News Release dated May 12, 2004 (filed herewith electronically).


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            BIOSANTE PHARMACEUTICALS, INC.



                            By:  /s/ Phillip B. Donenberg
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                                Phillip B. Donenberg
                                Chief Financial Officer, Treasurer and Secretary
Dated:  May 11, 2004